UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 26, 2012


                               GLOBAL STEVIA CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54522                  27-1833279
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

     No 47, Alley 86, Chua Ha Street, Cau Giay District, Hanoi city, Vietnam
               (Address of principal executive offices) (Zip Code)

                                 (84) 966015062
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 26, 2012, Matthew Christopherson resigned as president, chief executive officer, secretary, treasurer, chief financial officer and director of the Company. Mr. Christopherson's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with the resignation, we appointed Tran Hong Phuong as president, chief executive officer, secretary, treasurer, chief financial officer and director, effective October 26, 2012.

TRAN HONG PHUONG

From 2008 to June 2012, he has held various executive positions with ICT Cooperation in Hanoi, Vietnam. His duties and responsibilities within these positions included planning, executing and managing building projects.

From 2005 to 2008, Mr. Phuong was the president and director at Hanoi Food Process & Industry Corp. in Hanoi, Vietnam. His duties and responsibilities included managing the business and affairs of the company.

We appointed Tran Hong Phuong as an officer and a director of the Company because of his experience in business management and planning.

Our board of directors consists solely of Tran Hong Phuong. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL STEVIA CORP.


/s/ Tran Hong Phuong
-----------------------------------------
Tran Hong Phuong
President and Director

Date: October 26, 2012

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